Exhibit 10.1

FIRST AMENDMENT TO
CHANGE OF CONTROL AGREEMENT

This First Amendment to Change of Control Agreement (the “Amendment”) is made and entered into as of March 6, 2024 between Sterling Bancorp, Inc. (the “Company”) and Christine Meredith (the “Officer”).

WHEREAS, the Company and the Officer previously entered into that certain Change of Control Agreement as of March 10, 2021 (the “Agreement”); and

WHEREAS, the Company and the Officer desire to amend the Agreement to extend the Term (as defined in the Agreement) for a period of three years.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed as follows:

1.	Section 1(a) of the Agreement is hereby amended and restated to extend the Term for a period of three years as follows:

This Agreement shall be in effect during the period (the “Term”) beginning on March 10, 2021 (the “Effective Date”) and ending on March 10, 2027 or, if earlier, the first anniversary of the Change of Control as defined below.

2.	Except as expressly amended herein, all other provisions of the Agreement shall continue in effect and be unaffected hereby.

3.	Except to the extent preempted by federal law, this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Michigan applicable to contracts entered into and to be performed entirely within the State of Michigan.

4.	This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment.

IN WITNESS WHEREOF, Sterling Bancorp, Inc. has caused this Amendment to be executed by its duly authorized officer, and the Officer has signed this Amendment on the first date set forth herein.

STERLING BANCORP, INC.		OFFICER

By:	/s/ Thomas M. O’Brien	/s/ Christine Meredith
Name:	Thomas M. O’Brien	Christine Meredith

Its: President and Chief Executive Officer